FORM 8-A

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR (g) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                              AGERE SYSTEMS INC.
            (Exact name of registrant as specified in its charter)

             Delaware                                  22-3746606
(State of incorporation or organization)   (IRS Employer Identification Number)

         555 Union Boulevard                               18109
       Allentown, Pennsylvania
(Address of principal executive offices)                (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                       Name of exchange on which
     to be so registered                       each class is to be registered

Class B common stock, par value                  New York Stock Exchange.
$.01 per share, and related
preferred share purchase rights.


     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [x]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

     Securities Act registration statement file number to which this form relates: not applicable.

     Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                               (Title of class)


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Item 1.   Description of Registrant's Securities to be Registered.

          A description of the registrant's Class B common stock, par value $.01 per share, and related preferred share purchase rights are set forth under "Description of Common Stock" in the registrant's registration statement on Form S-1 (Reg. No. 333-81632), filed with the SEC on January 30, 2002, as amended, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, which description is incorporated herein by reference.

Item 2. Exhibits.

1.   Restated Certificate of Incorporation of the registrant (filed as Exhibit
     4.1 to the registrant's registration statement on Form S-8 (Registration No. 333-58324)).

2. Amended and Restated By-laws of the registrant (filed as Exhibit 3.2 to the registrant's registration statement on Form S-1 (Registration No. 333-51594)).

3.   Form of Specimen Certificate for the registrant's Class B common stock.

4. Rights Agreement between the registrant and The Bank of New York, as rights agent, dated as of March 26, 2001 (filed as Exhibit 4.2 to the registrant's registration statement on Form S-8 (Registration No. 333-58324)).

5. Form of Certificate of Designations of the registrant's Series A Junior Participating Preferred Stock (included as Exhibit A to Exhibit 4).

6.   Form of Right Certificate (included as Exhibit B to Exhibit 4).


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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       AGERE SYSTEMS INC.
                                       (Registrant)


                                       By    /s/ Jean F. Rankin
                                          -----------------------------------
                                          Name:  Jean F. Rankin
                                          Title: Senior Vice President,
                                                 General Counsel and Secretary

Dated:  May 1, 2002